 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the AudioEye, Inc. 2020 Equity Incentive Plan of our report dated March 11, 2022 with respect to the audited consolidated financial statements of AudioEye, Inc. for the years ended December 31, 2021 and 2020, included in AudioEye, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
June 1, 2022